UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 29, 2021

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Blvd., Orlando, FL	32824
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

In March 2007, VOXX International Corporation under its prior name, Audiovox Corporation, (the "Company") entered into a contract with Seaguard Electronics, LLC (“Seaguard”) relating to the Company’s purchase from Seaguard of a stolen vehicle recovery product and back-end services.  In August 2018, Seaguard filed a demand for arbitration against the Company with the American Arbitration Association (“AAA”) alleging claims for breach of contract and patent infringement.  The parties commenced a contractual relationship in 2007, pursuant to which Seaguard was to supply certain products and services to the Company. The first portion of a bifurcated hearing in front of a single arbitrator (the “Arbitrator”) was held over ten days in June and August 2021 consisting of eight days of fact witness testimony in June 2021 and concluding with two days of damages expert and rebuttal testimony in August 2021.  Seaguard originally sought $9,999,999 in damages and, on the seventh day of the eight-day fact witness portion of the arbitration in June 2021, amended its damages demand to $40,000,000, which was effected by the service of Claimant’s notice dated July 14, 2021.

On November 29, 2021, the Arbitrator issued an interim award (the “Interim Award”) with Seaguard prevailing on its breach of contract claim.  The Company’s affirmative defenses relating to those claims, however, were denied in their entirety. Seaguard was awarded damages in the amount of $39,444,475 against the Company.  On December 15, 2021, the Arbitrator held a scheduling conference with respect to the Claimant’s application for legal fees and costs. Additionally, the Arbitrator deferred scheduling, until late February 2022, the balance of the bifurcated arbitration which principally relates to patent infringement claims against the Company.  However, the Company has an indemnification from its supplier with respect to the alleged infringing products.  A schedule has not been established for the issuance of a final arbitration award.

The Company is reviewing its legal options, including whether to seek reconsideration of the interim award and whether to seek to have a court vacate, modify, or correct the interim award.  The grounds for seeking to vacate, modify, or correct an arbitration award are limited.

No accrual or reserve was included in the Company’s previously issued financial statements based on an assessment that an award of damages in the arbitration proceeding would not be material and that the amount as determined by the arbitrator’s award was not probable. The Company made its accrual and/or reserve determinations in accordance with reports and evaluations from its damages expert and the guidance/opinion letters received from the Company’s trial attorneys. In light of the interim award, the Company plans to establish a reserve relating to the interim arbitration award in the financial statements that it issues for the quarter ending November 30, 2021.  Such reserve will cover the amounts issued in the Interim Award. If the Award becomes final and is not modified, vacated, or corrected, we anticipate any final Award will have a significant impact on the Company’s financial results, but will have no impact on the terms and conditions of or availability to the Company of its $140 million revolving credit facility for its capital needs which expires in April 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: December 17, 2021	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer